UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 7, 2018 (June 1, 2018)

SOLAR SENIOR CAPITAL LTD.

(Exact name of registrant as specified in its charter)

Maryland	814-00849	27-4288022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Park Avenue

New York, NY 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 993-1670

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On June 1, 2018, Solar Senior Capital Ltd. (the “Company”) announced that its wholly-owned financing subsidiary, SUNS SPV LLC, refinanced by way of amendment its senior secured revolving credit facility with Citibank N.A. acting as administrative agent (the “Credit Facility”). Commitments under the Credit Facility are $200 million and may be expanded up to $600 million under its accordion feature. The amendment to the Credit Facility, among other things, allows for greater investment flexibility and extends the final maturity date to June 1, 2023. The stated interest rate remains LIBOR plus 2.00% with no LIBOR floor requirement. The Credit Facility includes usual and customary events of default and covenants for credit facilities of this nature.

Borrowing under the Credit Facility remains subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a brief summary of the material provisions of the Credit Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2018	SOLAR SENIOR CAPITAL LTD.

	By	/s/ Richard Peteka
Richard Peteka
Secretary